Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com
November 6, 2017

RFS Holding, L.L.C. 777 Long Ridge Road Stamford, Connecticut 06902 Synchrony Credit Card Master Note Trust c/o BNY Mellon Trust of Delaware 301 Bellevue Parkway, 3rd Floor Wilmington, Delaware 19809
Re: RFS Holding, L.L.C. Synchrony Credit Card Master Note Trust, Series 2016-2, Class C Notes, Registration Statement on Form SF-3 (Nos. 333-206176 and 333-206176-01)

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), and Synchrony Credit Card Master Note Trust (the “Note Trust”), in connection with (a) the filing by RFSHL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the above captioned Registration Statement, as amended (the “Registration Statement”), registering asset-backed notes representing debt of the Note Trust, and (b) the offering of the Series 2016-2 notes, Class C (the “Offered Notes”) described in the prospectus, dated November 3, 2017 (the “Prospectus”), which has been filed with the Commission pursuant to Rule 424(b) of the Act. The Offered Notes will be sold pursuant to an Underwriting Agreement, dated as of November 3, 2017 (the “Underwriting Agreement”), among RFSHL, RFS Holding, Inc. and the underwriter named in the Prospectus. The Offered Notes were issued pursuant to the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment to Securitization Documents, dated as of February 9, 2004, and as further amended by the Second Amendment to Master Indenture, dated as of June 17, 2004, the Third Amendment to Master Indenture, dated as of August 31, 2006, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014, the Ninth Amendment to Master Indenture, dated as of November 24, 2015, the Tenth Amendment to Master Indenture, dated as of March 3, 2016, and the Eleventh Amendment to Master Indenture, dated as of April 21, 2017 (as so amended, the “Master Indenture”), between the Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by an indenture supplement, dated as of May 26, 2016 (the “Indenture Supplement”, and together with the Master Indenture, the “Indenture”), among the Note Trust, the Indenture Trustee, and Deutsche Bank Trust Company Americas, as custodian. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

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RFS Holding, L.L.C. Synchrony Credit Card Master Note Trust

We have examined executed copies of the Registration Statement, the Master Indenture, the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment, and as further amended by the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, the Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, the Reassignment of Receivables in Removed Accounts and Seventh Amendment to Transfer Agreement, dated as of December 29, 2008, the Reassignment No. 4 of Receivables in Removed Accounts and Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, the Ninth Amendment to Transfer Agreement, dated as of March 31, 2010, the Tenth Amendment to Transfer Agreement, dated as of March 20, 2012, the Eleventh Amendment to Transfer Agreement, dated as of March 3, 2016, the Twelfth Amendment to Transfer Agreement, dated as of February 23, 2017, and the Thirteenth Amendment to Transfer Agreement, dated as of April 21, 2017 (as so amended, the “Transfer Agreement”), between RFSHL and the Note Trust, the Indenture Supplement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”). We are familiar with the proceedings taken by RFSHL in connection with the authorization of the issuance and sale of the Offered Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

We are opining herein as to the effect on the subject transactions of only United States federal law, the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the Delaware Statutory Trust Act and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

We have assumed that the purchase price for the Offered Notes will be paid to RFSHL by the underwriter named in the Prospectus.

In rendering the opinions set forth herein, we have relied upon and assumed:

A.	The genuineness of all signatures, the authenticity of all writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, and the legal competence and capacity of all natural persons;

B.	The truth and accuracy of all certificates and representations, writings and records reviewed by us and referred to above, including the representations and warranties made in the Transaction Documents, in each case with respect to the factual matters set forth therein;

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RFS Holding, L.L.C. Synchrony Credit Card Master Note Trust

C.	All parties to the Transaction Documents (other than RFSHL and the Note Trust) are validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite organizational power to enter into such Transaction Documents;

D.	Except to the extent that we expressly opine as to any of the following matters with respect to a particular party below: (i) the execution and delivery of the Transaction Documents have been duly authorized by all necessary organizational proceedings on the part of all parties (other than RFSHL and the Note Trust) to each such document; and (ii) the Transaction Documents constitute the legal, valid and binding obligations of all such parties (other than RFSHL and the Note Trust), enforceable against such parties in accordance with their respective terms; and

E.	There are no other agreements or understandings, whether oral or written, among any or all of the parties that would alter the agreements set forth in the Transaction Documents.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that the Offered Notes are in proper form, and when executed, authenticated and delivered as specified in the Indenture and delivered against the payment of consideration specified in the Underwriting Agreement will be legal and binding obligations of the Note Trust, enforceable against the Note Trust in accordance with their terms.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

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RFS Holding, L.L.C. Synchrony Credit Card Master Note Trust

We hereby consent to the filing of this letter as part of RFSHL’s Current Report on Form 8-K, dated of even date herewith for incorporation in the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP